Exhibit 99.1

Live Ventures Acquires Precision Metal Works
Adding $75 Million Annual Revenue Stream

•Acquisition is expected to be immediately accretive to earnings
•Strengthens steel manufacturing segment reinforcing strategic approach

LAS VEGAS, July 24, 2023 – Live Ventures Incorporated (Nasdaq: LIVE), a diversified holding company (“Live Ventures” or “Company”), announced today that it has acquired Precision Metal Works, Inc. (“PMW”), a Kentucky-based Metal Stamping and Value-Added Manufacturing Company. PMW was acquired for a total consideration of approximately $28 million, comprised of $25 million cash, with additional consideration of up to $3 million paid in the form of an earn-out. The acquisition involved no issuance of stock of Live Ventures. The Company believes the acquisition will be immediately accretive to earnings.
Founded nearly 76 years ago in 1947, Louisville, Kentucky-based Precision Metal Works manufactures and supplies highly engineered parts and components across 400,000 square feet of manufacturing space in Kentucky. It offers world-class metal forming, assembly, and finishing solutions across diverse industries, including appliance, automotive, hardware, electrical, electronic, medical products, and devices.
“PMW aligns wonderfully with our existing steel manufacturing operations and our long-term ‘buy-build-hold’ strategy. We expect not only increased demand due to manufacturers onshoring operations to the United States, but also synergies across our steel segment. We welcome all 250 employees to the Live Ventures family,” said Jon Isaac, President and CEO of Live Ventures.
“We are a high-tech manufacturer that firmly believes America makes the best products in the world. Our metal forming technologies and cutting-edge processes are second to none, and we look forward to becoming part of the Live Ventures team,” said Richard Stanley, PMW’s President and CEO. “PMW is strategically positioned for ongoing expansion, thanks to substantial investments in top-of-the-line equipment, exceptional management, and strong customer and supplier relationships. By joining forces with Live Ventures, we gain access to growth capital that will propel our business forward in the rapidly growing electric vehicle market, as well as our other target markets. Together, we are poised for even greater achievements.”
“We will adopt the same values at PMW as we have in our other steel subsidiaries. We pride ourselves on being an excellent partner for our customers and suppliers, as well as an excellent place to work for our employees. We are committed to exceeding the expectations of our customers with quality products that are on time every time,” said Thomas R. Sedlak, CEO of Precision Marshall, a Live Ventures company.
As part of the acquisition, Live Ventures will retain PMW’s existing management team and all its employees.
Invision Capital Advisors, LLC and Focus Capital Advisors, Inc. acted as the financial advisers to PMW.

Live Ventures Incorporated
Live Ventures is a diversified holding company with a strategic focus on value-oriented acquisitions of domestic middle-market companies. Live Ventures’ acquisition strategy is sector agnostic and focuses on well-

run, closely held businesses with a demonstrated track record of earnings growth and cash flow generation. The Company looks for opportunities to partner with management teams of its acquired businesses to build increased stockholder value through a disciplined buy-build-hold long-term focused strategy. Live Ventures was founded in 1968. In late 2011 Jon Isaac, CEO and strategic investor, joined the Board of Directors and later refocused it into a diversified holding company. The Company’s current portfolio of diversified operating subsidiaries includes companies in the textile, flooring, tools, steel, and entertainment industries.

Forward-Looking and Cautionary Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. In accordance with such safe harbor provisions, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results, including statements relating to accretion to earnings, expansion of products and services, alignment with existing operations and our ‘buy-build-hold’ strategy, demand for products and services, access to growth capital, and increase in the Company’s total revenues. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," and similar statements. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate, and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.
Contact:
Live Ventures Incorporated
Greg Powell, Director of Investor Relations
725.500.5597
gpowell@liveventures.com
www.liveventures.com
Source: Live Ventures Incorporated
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